Exhibit 99.2

Danimer Scientific to Acquire Biodegradable Polymer Producer Novomer

Novomer’s Technology and Materials are Highly Compatible with Danimer’s PHA and are Expected to Enable Lower-Cost Biodegradable Products, Benefiting Customers and Creating Value for Shareholders

BAINBRIDGE, Ga. – July 28, 2021 – Danimer Scientific, Inc. (NYSE: DNMR) (“Danimer” or the “Company”), a leading next generation bioplastics company focused on the development and production of biodegradable materials, today announced that it has signed a definitive agreement to acquire Novomer, Inc. (“Novomer”), a leading developer of conversion technology providing transformable, functional, and low net carbon inputs into the production of PHA-based resins and other biodegradable materials, in a cash transaction valued at $152 million. Each company’s Board of Directors has approved the transaction.

Headquartered with a pilot plant in Rochester, New York, Novomer develops high-performing, carbon-efficient, cost-effective polymers and chemicals, including poly(3-hydroxypropionate) (“p(3HP)”), a type of polyhydroxyalkanoate (“PHA”), all of which can be sourced from renewable or non-renewable feedstocks. Novomer leverages its proprietary Novo22™ catalyst and intelligent process design to develop products in its pilot plant that can be produced at low costs. Novomer also has an extensive intellectual property portfolio with more than 100 issued patents and over 140 patents pending. Novomer has approximately 20 employees.

Danimer believes that Novomer’s p(3HP) is highly complementary with Danimer’s inputs, and can be incorporated as a component in certain Danimer resins. Nodax®, Danimer’s signature PHA, and Novomer’s p(3HP) have different properties and attributes: Nodax® has strong performance and biodegradability properties, making it possible to be used across diverse end-use applications, while p(3HP) has improved barrier properties and is a lower cost non-fermented input. By incorporating Novomer’s p(3HP) into Danimer’s customer solutions, Danimer expects to have greater flexibility to meet an even broader range of customer needs, and also expects to be able to produce its resins at a substantially lower cost. Additionally, by blending these inputs, Danimer will reduce the amount of fermentation required in the production of its resins. Given these significant benefits, the Company expects to modify its previously announced greenfield construction plans for its new facility in Bainbridge, Georgia to include fewer fermenters and expand Novomer’s production capacity. This transaction and the resulting modifications are expected to meaningfully reduce Danimer’s planned capital expenditures on a per-pound basis while increasing the anticipated overall volume of finished product it will be able to deliver when also taking into account the completion of its Kentucky Phase II expansion.

Danimer regularly evaluates its plans against potential opportunities to further improve its cost profile while maintaining flexibility to enable capacity for increasing customer demand. The Company will continue to focus on enhancing capacity and/or lowering its capital expenditures and production costs on a per-pound basis.

Stephen E. Croskrey, Chief Executive Officer of Danimer, said, “This is an important acquisition for Danimer that advances our strategy of providing biodegradable solutions to the plastics industry to help solve the global plastic waste crisis. Novomer’s highly complementary proprietary technology and process development expertise offer numerous technical, operational and financial benefits for Danimer and our blue-chip customers. Paired with Danimer’s leadership in application development, we will now have the potential to provide an even broader range of products with improved barrier properties for packaging and other uses at a lower cost – all while using less energy and delivering biodegradability. Further, we expect that Novomer’s simplified manufacturing and operational processes will accelerate our ability to scale our production capabilities and to do so at a much lower average capital expenditure per pound than we had previously forecast. This is a milestone event for our Company and we look forward to welcoming the Novomer team to Danimer.”

Phillip Van Trump, Chief Science and Technology Officer of Danimer, added, “Novomer has proven its technology in pilot applications and we have validated the biodegradability of Novomer’s biopolymers through rigorous assessment and third-party testing. We believe that by incorporating Novomer’s technology in our processes, we can further enhance production to meet our customers’ commercial needs with a broader suite of biodegradable solutions. In addition to using Novomer’s p(3HP) as an input in, and in conjunction with, the production of Nodax® based resins, this technology can also be used to produce acrylic acid from renewable and other sources for use across superabsorbent polymer (“SAP”) products like diapers and feminine hygiene products. Also, the addition of Novomer’s world-class scientists, engineers and technicians to the Danimer team, as well as its broad portfolio of patents, presents meaningful opportunities to develop new applications and drive continued innovation and growth in the years ahead.”

Novomer’s Chief Executive Officer, Jeff Uhrig, will report to Danimer CEO Stephen E. Croskrey and will continue to lead the Novomer team in coordination with Danimer’s senior leadership.

“We’re thrilled to join Danimer and its outstanding team, who share our commitment to the development and manufacturing of biodegradable products,” said Mr. Uhrig. “Danimer is at the forefront of the bioplastics industry as a premium biopolymer supplier and we look forward to leveraging its valuable resources and go-to-market expertise to scale efficiently together and address growing global blue-chip customer demand for our solutions.”

Approvals and Expected Closing

The transaction is expected to close in the third quarter of 2021, subject to regulatory approvals and other customary closing conditions.

Advisors

Piper Sandler & Co. served as financial advisor and Kane Kessler, P.C. served as legal advisor to Danimer. Cooley, LLP served as legal advisor to Novomer.

Webcast and Conference Call

The Company will host a webcast and conference call on Thursday, July 29 at 8:30 a.m. Eastern Time to discuss this announcement and conduct a question-and-answer session. The live webcast will be available at www.danimerscientific.com in the Investor Relations section. The conference call will also be accessible by dialing 1-877-407-9208 (Domestic) and 1-201-493-6784 (International). A replay of the webcast will be available on the Company’s website.

About Danimer Scientific

Danimer is a pioneer in creating more sustainable, more natural ways to make plastic products. For more than a decade, its renewable and sustainable biopolymers have helped create plastic products that are biodegradable and compostable and return to nature instead of polluting our lands and waters. Danimer’s technology can be found in a vast array of plastic end products that people use every day. Applications for its biopolymers include additives, aqueous coatings, fibers, filaments, films and injection-molded articles, among others. Danimer now holds more than 150 granted patents and pending patent applications in more than 20 countries for a range of manufacturing processes and biopolymer formulations. For more information, visit www.DanimerScientific.com.

About Novomer

Novomer is a leading developer of chemical conversion technology to address market needs for transformable, functional, and high carbon utility materials. Novomer’s current focus is on the development of beta-propiolactones and derivatives, using its proprietary CoEth technology. Novomer’s patented technology focuses on catalyst, process conversion, and polymerization techniques to provide chemical intermediates, compostable polymers, and high-performance functionalized lactones. Novomer’s investment base includes strategic investors Saudi Aramco, SABIC and DSM and financial investors Flagship Ventures, OVP Ventures, and Physic Ventures. For more information, visit www.novomer.com.

Forward‐Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy, including, but not limited to, its ability to expand its production facilities and plants to meet customer demand for its products and the timing thereof; risks relating to the uncertainty of the projected financial information with respect to the Company; the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to our products; the Company’s exposure to product liability or product warranty claims and other loss contingencies; disruptions and other impacts to the Company’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of the Company’s manufacturing facilities and suppliers, as well as consumer demand for our products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact that global climate change trends may have on the Company and its suppliers and customers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; the ability of our information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes; our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems; the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize potential net operating loss carryforwards; and changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contacts

For Danimer:

Investors

ir@danimer.com

Phone: 229-220-1103

Media

Anthony Popiel

apopiel@daltonagency.com

Phone: 404-876-1309